EXHIBIT 5.1

        Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York 10036-6522

(212) 735-3000
Fax: (212) 735-2000
http://www.skadden.com

May 27, 2004

Poster Financial Group, Inc.
129 East Fremont Street
Las Vegas, Nevada 89101

  Re:
  Poster Financial Group, Inc., GNLV, CORP., GNL, CORP. and Golden Nugget Experience, LLC-Registration Statement on Form S-4 (File No.333-114335)

Ladies and Gentlemen:

        We have acted as special New York counsel to each of Poster Financial Group, Inc., a Nevada corporation (the "Company"), GNLV, CORP., a Nevada corporation ("GNLV"), GNL, CORP., a Nevada corporation ("GNL") and Golden Nugget Experience, LLC, a Nevada limited liability company ("GNE" and together with GNLV and GNL, the "Guarantors"), in connection with the public offering of $155,000,000 aggregate principal amount of the Company's 8 3/4% Senior Secured Notes due 2011 (the "Exchange Notes"). The Indenture, dated as of December 3, 2003, by and among the Company and HSBC Bank USA, as Trustee (the "Trustee"), as amended by the Supplemental Indenture, dated as of January 23, 2004, by and among the Company, the Guarantors and the Trustee (as so amended, the "Indenture"), provides for the guarantee of the Exchange Notes by each of the Guarantors to the extent set forth in the Indenture (the guarantees by the Guarantors are referred to herein as "Guarantees"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8 3/4% Senior Secured Notes due 2011 of the Company (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated as of December 3, 2003, by and among the Company and the Initial Purchaser named therein, as amended by the Guarantor Joinder Agreement, dated as of January 23, 2004, by and among the Guarantors (as so amended, the "Registration Rights Agreement").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (File No. 333-114335) on Form S-4 relating to the Exchange Notes and the Guarantees filed with the Securities and Exchange Commission (the "Commission") on April 8, 2004, as amended by the Amendment No. 1 to the Registration Statement to be filed by the Company and the Guarantors with the Commission on the date hereof under the Act (as amended, the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters; (v) certain resolutions of the Board of Directors or Sole Member, as applicable, of each of the Guarantors relating to the Exchange Offer, the issuance of the guarantees of the Original Notes and the issuance of the Guarantees, the Indenture and related matters; (vi) the Statement of Eligibility and Qualification of the Trustee on Form T-1 under

Poster Financial Group, Inc.
May 27, 2004

the Trust Indenture Act of 1939, as amended, filed as an exhibit to the Registration Statement; and (vii) the form of the Exchange Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, including the Company and the Guarantors, had, or will have, the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and execution and delivery by such parties of such documents and, except to the extent set forth herein as to the Company and each of the Guarantors with respect to the Exchange Notes and the Guarantees, respectively, the validity and binding effect thereof on such parties.

        We have also assumed that the Company and each of the Guarantors have been duly organized and are validly existing in good standing under the laws of the State of Nevada and that the Company and each of the Guarantors have complied with all aspects of the laws of the State of Nevada in connection with the transactions contemplated by the Exchange Notes, the Guarantees, the Registration Rights Agreement and the Indenture. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

        Our opinion set forth herein is limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Poster Financial Group, Inc.
May 27, 2004

        In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the execution and delivery by each of the Guarantors of the Indenture and the Guarantees and the performance by each of the Company and the Guarantors of its respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantors or their properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company and the Guarantors as being material to them and which are listed as exhibits in Part II of the Registration Statement.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP